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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2002

Gladstone Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-00237 (Commission File Number)	54-2040781 (IRS Employer Identification No.)
1616 Anderson Road, Suite 208 McLean, Virginia (Address of Principal Executive Offices)		22102 (Zip Code)

Registrant's Telephone Number, including Area Code: (703) 286-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On December 19, 2002, Gladstone Capital Corporation (the "Company"), dismissed Ernst & Young LLP ("Ernst & Young") as its independent auditor and on December 19, 2002 engaged PricewaterhouseCoopers LLP ("PwC") as its new independent auditor for the fiscal year ending September 30, 2003. The Company's decision to change auditors was made by the Company's Audit Committee.

        Ernst & Young's reports on the Company's consolidated financial statements for the fiscal year ended September 30, 2002 and the period from May 30, 2001 (inception) through September 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the Company's financial statements for the fiscal year ended September 30, 2002 and the period from May 30, 2001 (inception) through September 30, 2001, and in the subsequent interim period, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

        The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 20, 2002, is filed as Exhibit 16.1 to this Form 8-K.

        During the fiscal year ended September 30, 2002 and the period from May 30, 2001 (inception) through September 30, 2001, and through the date of the engagement of PwC, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

(a)
Financial Statements of Business Acquired.

        None

(b)
Pro-Forma Financial Information.

        None

(c)
Exhibits.

        16.1    Letter from Ernst & Young LLP to the Securities and Exchange Commission dated December 20, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
Date: December 20, 2002	By:	/s/ HARRY BRILL Harry Brill Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities & Exchange Commission dated December 20, 2002.

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  Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits
  SIGNATURES
EXHIBIT INDEX